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EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the information regarding our reserves estimates of Kodiak Oil & Gas Corp. (the "Company") as of December 31, 2008 and December 31, 2006, and to our audit of the reserve estimates as of December 31, 2007, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, as well as in the notes to the financial statements included therein.

We also consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-152311) and the Registration Statements on Form S-8 (Nos. 333-138704 and 333-144878) of the references to our firm, in the context in which they appear, and to the information regarding our reserves estimates of the Company as of December 31, 2008, and December 31, 2006, and to our audit of the reserve estimates as of December 31, 2007, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, as well as in the notes to the financial statements included therein.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III, P.E. C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
March 10, 2009

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS